UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
November 2, 2015
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Nuverra Environmental Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona 85254
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(602) 903-7802
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

ABL Facility Amendment

On November 2, 2015, Nuverra Environmental Solutions, Inc. (the “Company”) entered into a Fourth Amendment, Consent and Release to Amended and Restated Credit Agreement (the “ABL Facility Amendment”) by and among the Company, Wells Fargo Bank, National Association, as agent (the “Agent”), and the lenders named therein (the “Lenders”), which further amends the Company’s Amended and Restated Credit Agreement, dated as of February 3, 2014 (as amended, the “ABL Facility”).

Under the ABL Facility Amendment, Nuverra Rocky Mountain Pipeline, LLC, a Delaware limited liability company (“Rocky Mountain”), was released from all obligations under the ABL Facility and all of the Agent’s liens on the assets of Rocky Mountain were released.

In addition, the ABL Facility Amendment reduced the maximum revolver availability from $195.0 million to $125.0 million. Pricing of the ABL Facility remained the same other than corresponding changes reflecting the reduction of maximum revolver availability. In addition, the borrowing base formula established a temporary reserve in the amount of $19.75 million that will be in effect until such time as there has been an appraisal of the Company's machinery and equipment. The ABL Facility Amendment will also reflect an updated appraisal for machinery and equipment that is used in the borrowing base formula. The ABL Facility Amendment permits the Company to make certain investments in Rocky Mountain related to its pipeline project in McKenzie County, North Dakota.

The foregoing description of the ABL Facility Amendment is only a summary and does not purport to be a complete description of the terms and conditions under the ABL Facility Amendment, and such description is qualified in its entirety by reference to the full text of the ABL Facility Amendment, a copy of which is attached hereto as Exhibit 10.1.

On November 2, 2015, the Company also entered into a corresponding amendment to the Amended and Restated Guaranty and Security Agreement (as amended) dated February 3, 2014, which amendment is attached hereto as Exhibit 10.2.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required under this Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Item 8.01. Other Events.

Indenture Release

Simultaneous with the execution of the ABL Facility Amendment, Rocky Mountain was designated an Unrestricted Subsidiary, as defined in the Company’s Indenture governing the 9.875% Senior Notes due 2018, and released and relieved of any obligations under the Indenture.

(d) Exhibits

Exhibit Number	Description

10.1	Fourth Amendment, Consent and Release to Amended and Restated Credit Agreement dated November 2, 2015, by and among the Company, the Agent and the Lenders.
10.2
Second Amendment to Amended and Restated Guaranty and Security Agreement dated November 2, 2015, by and among the Company, certain subsidiaries of the Company named therein, as grantors, and the Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: November 5, 2015	By:	/s/ Joseph M. Crabb
Name: Joseph M. Crabb
Title: Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Amendment, Consent and Release to Amended and Restated Credit Agreement dated November 2, 2015, by and among the Company, the Agent and the Lenders.
10.2
Second Amendment to Amended and Restated Guaranty and Security Agreement dated November 2, 2015, by and among the Company, certain subsidiaries of the Company named therein, as grantors, and the Agent.